EXHIBIT 23.1

INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Post Effective Amendment No. 1 on Form S-8 to this Registration Statement of 1st Independence Financial Group, Inc. on Form S-4 of our report dated November 7, 2003, appearing in the Company’s Annual Report on Form 10-KSB for the year ending September 30, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of the registration statement.

/s/ BKD LLP

BKD LLP

Louisville, Kentucky

August 11, 2004

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